UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 3, 2014
Oiltanking Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35230	45-0684578
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)
333 Clay Street, Suite 2400
Houston, Texas 77002
(Address of principal executive office) (Zip Code)
(281) 457-7900
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2014, Oiltanking Partners, L.P. (the “Partnership”) announced that Kenneth F. Owen will become President and Chief Executive Officer of OTLP GP, LLC, the general partner of the Partnership (“General Partner”), effective March 4, 2014. Mr. Owen has also been appointed as a member of the Board of Directors of the General Partner (the “Board”), as well as President, Chief Executive Officer and as a member of the Board of Directors of Oiltanking Holding Americas, Inc. (“OTA”), which is the sole member of the General Partner. Anne-Marie Ainsworth resigned from her positions as President, Chief Executive Officer and board member for the General Partner and OTA effective as of March 3, 2014. Ms. Ainsworth’s resignation is not related to any disagreement with the Board or management or regarding any matter relating to the Partnership’s operations, policies or practices.

Mr. Owen, age 40, served as the Vice President and Chief Financial Officer of the General Partner and OTA from March 2011 to July 2013, and as Terminal Manager for the Partnership’s Houston terminals from July 2013 to March 2014. Prior to joining OTA and the General Partner, Mr. Owen was employed in the investment banking group with Citigroup Global Markets Inc. from October 2010 to March 2011. From March 2005 through October 2010, Mr. Owen was employed in the investment banking group with UBS Investment Bank. At both Citigroup Global Markets Inc. and UBS Investment Bank, he focused primarily on the energy sector. Prior to March 2005, Mr. Owen worked as an equity research analyst at UBS Investment Bank and Credit Suisse.

Also on March 4, 2014, the Partnership announced that Christian Flach will replace Carlin G. Conner as a director of the General Partner and Chairman of the Board effective March 4, 2014. Mr. Flach is the Chief Executive Officer and Member of the Executive Board of Marquard & Bahls A.G. (“M&B”). M&B is the sole owner of Oiltanking GmbH, which is the sole owner of OTA. Mr. Conner previously notified the Partnership of his intention to resign from his positions with M&B and its affiliates, and his resignation as a member of the Board became effective as of March 3, 2014. Mr. Conner’s departure is not related to any disagreement with the Partnership’s directors or management or regarding any matter relating to the Partnership’s operations, policies or practices.

The General Partner does not expect that Mr. Owen or Mr. Flach will serve on any committees of the Board, or receive any additional compensation in connection with his service on the Board.

There are no understandings or arrangements between Mr. Owen or Mr. Flach and any other person pursuant to which either of them was selected to serve as an officer or director of the General Partner, other than the employment relationships described above. There are no existing relationships between Mr. Owen or Mr. Flach and the General Partner, the Partnership or any of the Partnership’s subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

99.1    Press Release dated March 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oiltanking Partners, L.P.
		By:	OTLP GP, LLC, its general partner

Dated:	March 6, 2014	By:	/s/ Brian C. Brantley
			Name:	Brian C. Brantley
			Title:	Vice President, General Counsel and Secretary

Exhibit Index

99.1    Press Release dated March 4, 2014